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                                                                   EXHIBIT (23)i


            CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the references to our firm, in the context in which they appear and to our reserve report dated February 27, 2003, of the estimates of the proved reserves of KCS Energy, Inc. properties as of December 31, 2002 in the annual Report Form 10-K of KCS Energy, Inc. for the fiscal year ended December 31, 2002 in accordance with the requirements of the Securities Act of 1933.






                                   /S/ NETHERLAND , SEWELL & ASSOCIATES, INC.




Dallas, Texas
March 24, 2003